UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2012 (July 24, 2012)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Item 3.02 is incorporated in its entirety into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On July 24, 2012, American Realty Capital Properties, Inc. (the “Company”) sold 283,018 shares of the Company’s Series B Convertible Preferred Stock (the “Preferred Shares”), pursuant to a securities purchase agreement with an unaffiliated third party that is an “accredited investor,” as that term is defined in Regulation D as promulgated under the Securities Act, for an aggregate purchase price of approximately $3.0 million. After deducting for fees and expenses, the aggregate net proceeds to the Company from the sale of the Preferred Shares were approximately $2.9 million.

The Preferred Shares were offered and sold pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act, and on July 26, 2012, the Company filed a Form D pursuant to Rule 506 of the Securities Act. The shares of common stock to be issued upon conversion of the Preferred Shares have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure provided above in Item 3.02 of this Current Report on Form 8-K is hereby incorporated into this Item 3.03 in its entirety.

On July 25, 2012, the Company filed the Articles Supplementary with the Secretary of State of the State of Maryland, which create and specify the rights of the Preferred Shares, including the terms and conditions on which the Preferred Shares would convert into shares of common stock of the Company.

The Preferred Shares are convertible into shares of the Company’s common stock, at the option of the holder of the Preferred Shares, at a conversion price equal to $10.60 per share, beginning one year after the date of issuance. In addition, the holder of the Preferred Shares is entitled to receive dividends when, as and if authorized and declared by the board of directors out of funds legally available for that purpose, at the rate per annum equal to seven percent (7%) of the $10.60 per share liquidation preference, payable monthly. The Preferred Shares are redeemable by the Company in whole or in part at any time at a redemption price of $10.60 per share, plus accrued and unpaid dividends, and a redemption premium equal to one percent (1%) of the liquidation preference.

The Preferred Shares have no voting rights, except with respect to matters that materially and adversely affect the voting powers, rights or preferences of the Preferred Shares.

The Preferred Shares rank senior to the Company’s common stock but junior to any other preferred stock we may issue other than additional series of the Preferred Shares.

The foregoing descriptions of the Articles Supplementary and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each document, each of which is incorporated herein by reference and filed as Exhibit 3.4 and Exhibit 10.37, respectively, to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
3.4	Articles Supplementary of the Company, dated July 24, 2012
10.37	Securities Purchase Agreement, dated as of July 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

July 30, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors